UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

CVR Partners, LP
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIAL MEETING OF UNITHOLDERS

To the Unitholders of CVR Partners, LP:

You are cordially invited to attend the Special Meeting of Unitholders (the “Special Meeting”) of CVR Partners, LP (the “Partnership”) on Thursday, June 5, 2025, at 10:00 a.m. (Central Daylight Time). The Special Meeting will be held via live webcast, which we believe not only increases efficiency and lowers costs, but also improves our unitholders’ ability to participate. You will be able to attend the Special Meeting and vote and submit questions during the Special Meeting by visiting the Special Meeting website.

The Special Meeting is being held to seek the approval of the Partnership’s unitholders of the CVR Partners, LP 2025 Long-Term Incentive Plan and to ratify the appointment of our Independent Auditor for 2025.

As a maker of low-carbon nitrogen fertilizer products, we are proud to help feed a growing population. In 2024, CVR Partners remained committed to its core Values of Safety, Environment, Integrity, Corporate Citizenship and Continuous Improvement. We achieved an ammonia utilization rate of 96 percent for the year and posted margins above mid-cycle ranges. We also were pleased to return cash to unitholders, declaring cumulative cash distributions of $6.76 per common unit for 2024. Looking forward, we will continue to focus on safely operating our plants at high utilization rates and generating free cash flow.

The Proxy Statement further describing the matters to be acted upon at the Special Meeting is contained in the following pages. Unitholders are also entitled to vote on any other matter that properly come before the Special Meeting. Your vote is important. Enclosed is a proxy that will entitle you to vote your common units on the matters to be considered at the Special Meeting, even if you are unable to attend the virtual meeting online. Regardless of the number of common units you own, please be sure you are represented at the Special Meeting either by attending virtually, voting on the Internet or by telephone, or returning a signed proxy card as soon as possible.

On behalf of CVR Partners, LP, I thank you for your ongoing interest and investment in the Partnership.

Sincerely,

CVR Partners, LP
By CVR GP, LLC, its general partner

Mark A. Pytosh
President and Chief Executive Officer

NOTICE OF SPECIAL MEETING OF UNITHOLDERS

When:	Thursday, June 5, 2025, at 10:00 a.m. (Central Daylight Time)
Where:	Virtually via live webcast at www.virtualshareholdermeeting.com/UAN2025SM
Agenda:
At the Special Meeting, you will be asked to:
1.Proposal 1: Approve the CVR Partners, LP 2025 Long-Term Incentive Plan (the “LTIP Proposal”);
2.Proposal 2: Ratify the appointment of our independent auditor for 2025;
3.Proposal 3: Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal; and
4.Transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Who Can Vote:	Unitholders of record as of the close of business on Tuesday, April 8, 2025.
How to Vote:	Your vote is important! Even if you plan to attend the virtual Special Meeting, it is important you vote as soon as possible using one of the following methods:

	Via the Internet: Follow the instructions in the Notice or proxy card.	Call Toll-Free: Call the toll-free number on your proxy card.	Mail Signed Proxy Card: Follow the instructions on your proxy card.
How to Request Materials:
We provide our proxy materials to unitholders over the internet free of charge online at www.proxyvote.com and mail to unitholders a Notice Regarding the Availability of Proxy Materials (the “Notice”), explaining how to access such proxy materials, beginning on or about April 22, 2025. We are also mailing a printed set of the proxy materials to unitholders who have elected to receive paper copies and certain other unitholders. Unitholders may request a printed set of the proxy materials by following the instructions in the Notice.

By Order of the Board of Directors,
CVR Partners, LP By CVR GP, LLC, its general partner

Melissa M. Buhrig
Executive Vice President, General Counsel & Secretary

Sugar Land, Texas

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF UNITHOLDERS TO BE HELD ON JUNE 5, 2025
Our Proxy Statement and proxy card are available at www.proxyvote.com

PROXY STATEMENT FOR CVR PARTNERS, LP
SPECIAL MEETING OF UNITHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This is only a summary and may not contain all of the information that is important to you or that you should consider before voting. Please review this Proxy Statement in full, as well as our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). In this Proxy Statement, “we,” “us,” “our,” “CVR Partners,” and the “Partnership” refer to CVR Partners, LP, a Delaware limited partnership, and its subsidiaries.

Special Meeting Information

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of CVR GP, LLC, the general partner of CVR Partners, LP (“CVR Partners” or the “Partnership”), of proxies to be voted at the Special Meeting of Unitholders (the “Special Meeting”), and at any adjournments or postponements thereof.

Date:	June 5, 2025
Time:	10:00 a.m. (Central Daylight Time)
Location:	Virtually via live webcast at www.virtualshareholdermeeting.com/UAN2025SM
Record Date:	April 8, 2025
Voting:	Only holders of record of CVR Partners, LP’s common units representing limited partnership interests (“common units”) as of the Record Date (April 8, 2025) will be entitled to notice and to vote.
How to Attend:	By entering, at the website above, the control number, which may be found in the proxy materials sent to you.

Matters to be Voted Upon

In addition to the proposals listed below, unitholders will also transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. Each proxy will be voted as specified by the unitholder. Any duly executed proxy not specifying to the contrary will be voted in accordance with the Board’s recommendations, listed below.

Proposals		Board Recommendation	Page Reference
Proposal 1.	Approve the CVR Partners, LP 2025 Long-Term Incentive Plan (the “LTIP Proposal”)	FOR	13
Proposal 2.	Ratify the appointment of our independent auditor for 2025	FOR	20
Proposal 3.	Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal	FOR	21

About CVR Partners, LP

Headquartered in Sugar Land, Texas, CVR Partners is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,100 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 950 ton-per-day UAN unit. As of April 18, 2025, subsidiaries of our affiliate, CVR Energy, Inc. (“CVR Energy”), serve as the general partner of and own approximately 37 percent of the common units of CVR Partners, and Icahn Enterprises L.P. and its affiliates (“IEP”) own approximately 2 percent and 70 percent of the common units of CVR Partners and CVR Energy’s outstanding common stock, respectively.

Mission and Core Values

During 2024, we continued our Mission of being a top tier North American nitrogen-based fertilizer company as measured by safe and reliable operations, superior performance and profitable growth.

Our core Values are driven by our people, inform the way we do business each and every day, and enhance our ability to accomplish our mission and related strategic objectives.

Safety
We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it.

Environment
We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it.

Integrity We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way—the right way with integrity.

Corporate Citizenship
We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and the contributions of time, knowledge, and talent of our employees to the places where we live and work.

Continuous Improvement
We believe in both individual and team success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity, and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency, and to create value across the organization.

INFORMATION ABOUT THE SPECIAL MEETING AND PROXY MATERIALS
We are providing this Proxy Statement and related materials because our Board is soliciting your proxy to vote your units at the Special Meeting to be held on Thursday, June 5, 2025, beginning at 10:00 a.m. (Central Daylight Time) virtually at www.virtualshareholdermeeting.com/UAN2025SM and at any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card are being first made available to unitholders of record on or about April 22, 2025. All unitholders are invited to attend the online virtual Special Meeting.

This Proxy Statement is being made available to you because you own our common units as of the Record Date, which entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the virtual Special Meeting. This Proxy Statement describes the matters we would like you to vote on and provides information on those matters.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Unitholders to be Held on June 5, 2025:

This Proxy Statement is available online at www.proxyvote.com.

What matters will be voted on, how does the Board recommend I vote, and what is required to approve each matter?

The matters scheduled to be voted on at the Special Meeting, the recommendations of the Board, and the approval required for each matter are listed below:

Proposals	Board Recommendation	Page Reference	Requirement to Approve
Proposal 1: Approve the CVR Partners, LP 2025 Long-Term Incentive Plan (the “LTIP Proposal”)	FOR	13	Affirmative vote of a majority of the votes present in person (virtually) or by proxy and entitled to vote.
Proposal 2: Ratify the appointment of our independent auditor for 2025	FOR	20	Affirmative vote of a majority of the votes present in person (virtually) or by proxy and entitled to vote.
Proposal 3: Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal	FOR	21	Affirmative vote of a majority of the votes present in person (virtually) or by proxy and entitled to vote.

In addition to these matters, unitholders will also transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Why are you holding a Special Meeting of Unitholders?

As described in more detail below, we are holding a Special Meeting of our unitholders to seek the approval of our CVR Partners, LP 2025 Long-Term Incentive Plan, in accordance with the rules of the New York Stock Exchange (“NYSE”). At the Special Meeting, we are also asking our unitholders to ratify the selection by our Audit Committee of Grant Thornton LLP (“Grant Thornton”) as our independent auditor for fiscal year 2025.

How do I vote?

If you were a unitholder of record at the close of business on the Record Date, April 8, 2025 (the “Record Date”), you can vote your units by any one of the following methods:
•Before the Special Meeting:
◦Via the internet, by visiting www.proxyvote.com and entering your control number;
◦By telephone at 1-800-690-6903 and providing your control number; or
◦By signing and returning your proxy card by mail, if you received a paper copy of the proxy materials.

•During the Special Meeting:
◦By participating in the Special Meeting and voting online during the Special Meeting at www.virtualshareholdermeeting.com/UAN2025SM.

If you were a beneficial owner at the close of business on the Record Date, you will be sent separate voting instructions from your broker, bank, or other nominee explaining how to vote your units. Beneficial owners who wish to vote during our online Special Meeting must ask the broker, bank, or other nominee that holds their units to provide them with a legal proxy to vote such units.

Whether or not you plan to attend the Special Meeting, we urge you to vote. Returning the proxy card or voting by telephone or via the internet will not affect your right to attend the Special Meeting and vote online during the Special Meeting.

How do I request a paper copy of the proxy materials?

If you received an electronic copy of our proxy materials and would prefer paper copies, you may request a paper copy of our proxy materials free of charge by:
•Requesting online at www.proxyvote.com;
•Calling 1-800-579-1639;
•Sending an email to sendmaterial@proxyvote.com including your control number; or
•Writing to Melissa M. Buhrig, Secretary, at the Partnership’s corporate headquarters located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

Please make the request as instructed above on or before May 22, 2025, to facilitate timely delivery.

What is a Proxy Statement?

A Proxy Statement is a document that the SEC requires us to give you when we solicit your proxy to vote your units on your behalf. A proxy is your legal designation of another person to vote the units you own. When you vote online, by telephone or by signing, dating and returning your proxy card, you designate two of our officers as your proxies at the Special Meeting. These two officers are Dane J. Neumann, our Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary, and Melissa M. Buhrig, our Executive Vice President, General Counsel and Secretary, each with full power to act without the other and with full power of substitution.

Who is entitled to vote?

Holders of CVR Partners common units at the close of business on the Record Date, April 8, 2025, are entitled to notice of the Special Meeting and to vote their units at the Special Meeting and any adjournments or postponements thereof. Each unit of CVR Partners common units is entitled to one vote. A list of unitholders of record will be available for inspection during normal business hours for ten days preceding the Special Meeting at our corporate headquarters located at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479 and electronically during the Special Meeting at www.proxyvote.com when you enter your control number. On the Record Date, there were 10,569,637 units of CVR Partners’ common units outstanding. CVR Partners common units is our only class of voting stock issued and outstanding.

What is the difference between a unitholder of record and a beneficial owner?

If your units are registered directly in your name with CVR Partners’ transfer agent, Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company), you are considered a “unitholder of record” with respect to those units. If your units are held in a stock brokerage account, by a bank, or other nominee, you are considered a “beneficial owner” with respect to those units, which units are sometimes referred to as being held “in street name,” and access to our proxy materials is being provided to you by your broker, bank, or other nominee who is considered the unitholder of record with respect to those units.

Can I revoke or change my vote?

You can change or revoke your proxy before it is voted at the Special Meeting in one of the following ways:
•Timely delivering a valid, later-dated proxy or a later-dated vote by telephone;

•Timely delivering written notice of revocation to the Partnership’s Secretary at the address above; or
•Attending the Special Meeting online and voting online during the Special Meeting.

If you are a beneficial owner of units but not the unitholder of record, you may submit new voting instructions by contacting your broker, bank, or other nominee. All units that have been properly voted and not revoked will be voted at the Special Meeting.

How do I attend the virtual Special Meeting?

The Special Meeting will be held entirely online and is accessible on any internet-connected device. There will be no physical location at which unitholders may attend the Special Meeting. Unitholders who wish to attend the Special Meeting should go to www.virtualshareholdermeeting.com/UAN2025SM at least ten minutes before the beginning of the Special Meeting to register their participation and complete the verification procedures to confirm that they were unitholders of record (or a duly authorized proxy holder of a unitholder of record) as of the Record Date, April 8, 2025. Unitholders who participate in the virtual Special Meeting will be deemed to be present in person and will be able to vote during the Special Meeting at the time the polls are open. Unitholders of record (or a duly authorized proxy holder of a unitholder of record) will need to provide their control number to verify their identity and gain access to the Special Meeting.

How do I submit a question at the Special Meeting?

Unitholders who are admitted to the Special Meeting at www.virtualshareholdermeeting.com/UAN2025SM after providing their control number are permitted to submit questions electronically during the Special Meeting by following the instructions on the virtual meeting platform. Questions should be succinct, cover only one topic per question, and be limited to matters in the Agenda to be voted on by unitholders at the Special Meeting. Questions must also be consistent with the rules of conduct for the Special Meeting which will be posted on the virtual meeting platform. Unitholders may raise any questions not answered during the Special Meeting (such as questions raising matters of individual concern and not of general concern to all unitholders) after the Special Meeting by contacting Investor Relations by phone at (281) 207-3205 or email at investorrelations@cvrpartners.com.

What if I have technical difficulties or trouble accessing the live webcast?

If you encounter any difficulties accessing the live webcast during the check-in or meeting, please call the Broadridge technical support number that will be posted on the Special Meeting log-in page at www.virtualshareholdermeeting.com/UAN2025SM.

What votes need to be present to hold the Special Meeting?

The required quorum for the transaction of business at our Special Meeting is the holders of a majority of common units represented in person (virtually) or by proxy at the Special Meeting. Common units that are voted “FOR” or “AGAINST” a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as common units entitled to vote at our Special Meeting with respect to such matter. Abstentions and broker non-votes will also count toward the presence of a quorum. An abstention is the voluntary act of not voting by a unitholder who is present at a meeting in person or by proxy and entitled to vote. Below is a discussion of the effect of abstentions and broker non-votes on the results of each proposal.

How are votes counted?

Common units represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed unrevoked proxies will be voted: (i) FOR Proposal 1 (Approval of CVR Partners, LP 2025 Long-Term Incentive Plan), (ii) FOR Proposal 2 (Ratify the appointment of our independent auditor for 2025), and (iii) FOR Proposal 3 (Approval of the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal). No other business is expected to come before unitholders at the Special Meeting. However, should any other matter requiring a vote of unitholders properly arise, the persons named in the enclosed proxy card will vote such proxy in accordance with their best judgement (including the recommendation of the Board).

What is the effect of broker non-votes?

New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed common units on that proposal, and the unvoted common units are referred to as “broker non-votes.” For the Special Meeting, Proposal 2 is considered a “routine” proposal and a broker may exercise discretionary voting power for Proposal 2 and, therefore, no broker non-votes are expected for this proposal. However, each of Proposal 1 and Proposal 3 are not considered “routine” proposals, and brokers will not have discretionary authority to vote on the proposals without explicit instructions from the beneficial owners of such common units. Therefore, broker non-votes, if any, will have no effect on Proposal 1 or Proposal 3.

What is the effect of abstentions?

Abstentions will have the same effect as a vote “AGAINST” each of Proposal 1, Proposal 2, and Proposal 3.

How are proxies solicited and who pays the cost of solicitation?

Proxies may be solicited by or on behalf of the Partnership by our directors, officers, employees or other agents by telephone, by fax, by other electronic means of communication (through electronic mail and the Partnership’s webpage), or in person. We have also engaged D.F. King & Co. (“D.F. King”), to solicit proxies on our behalf. We will bear all costs of solicitation. We expect to pay D.F. King aggregate fees, costs and expenses of approximately $10,000 for soliciting proxies plus reimbursement for other reasonable out-of-pocket expenses.

Where can I find the voting results?

We will publish voting results in a Current Report on Form 8-K (“Form 8-K”) that we will file with the SEC within four business days following the Special Meeting. If on the date of this filing the inspector of election for the Special Meeting has not certified the voting results as final, we will note in the filing that the results are preliminary and publish the final results in a subsequent amended Form 8-K filing within four business days after the final voting results are known.

Why did I receive only one Notice when there are several unitholders of record at my address?

If you and other residents at your mailing address own common units in street name, your broker, bank, or other nominee may have sent you a notice that your household will receive only one proxy statement for each company in which you hold units through that broker, bank, or other nominee. This practice is called “householding.” If you did not respond that you did not want to participate in householding, you are deemed to have consented to that process. If these procedures apply to you, your broker, bank, or other nominee will have sent one copy of the Notice and, if applicable, our Proxy Statement to your address. You may revoke your consent to householding at any time by contacting your broker, bank, or other nominee.

If you did not receive an individual copy of the Notice or Proxy Statement, we will send copies to you if you contact us at 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479, (281) 207-3200, Attention: General Counsel & Secretary or use one of the other methods to request paper copies described in this Proxy Statement. If you and other residents at your address have been receiving multiple copies of the Notice or, if applicable, our Proxy Statement, and desire to receive only a single copy of these materials, you may contact your broker, bank, or other nominee or contact us at the above address or telephone number.

Whom should I contact if I have any questions about my common unit ownership?

If you are a unitholder of record and have any questions about your ownership of CVR Partners common units, please contact our transfer agent at: Equiniti Trust Company, LLC (formerly American Stock Transfer & Trust Company, LLC), 48 Wall Street, Floor 23, New York, NY 10005, Telephone: (800) 401-1957 (U.S. residents) or (800) 468-9716 (non-U.S. residents), or Website Address: www.equiniti.com. If you are a beneficial owner, holding your units “in street name,” please contact your broker, bank, or other nominee with questions about your ownership of CVR Partners common units.

VOTING SECURITIES OF PRINCIPAL UNITHOLDERS AND MANAGEMENT

The following table presents information regarding beneficial ownership of our common units as of the Record Date, unless otherwise noted, by:
•our General Partner;
•each of our General Partner’s directors;
•each of our named executive officers;
•each unitholder known by us to beneficially hold five percent or more of our outstanding units; and
•all of our General Partner’s executive officers and directors as a group.

The following table gives effect to the common units issuable within 60 days of the Record Date, upon the exercise of all options and other rights beneficially owned by the indicated unitholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes voting and investment power with respect to the common units. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all of our common units that he, she or it beneficially owns.

Unless otherwise indicated below, the business address for each beneficial owner listed is c/o CVR Partners, LP, 2277 Plaza Drive, Suite 500, Sugar Land, Texas 77479.

	Common Units Beneficially Owned
Name of Beneficial Owner	Number	Percent (1)

Carl C. Icahn (2)	4,153,945	39.3%
Barclays Plc (3)	621,054	5.9%
CVR GP, LLC (4)	—	—
Jordan Bleznick	—	—
Donna R. Ecton	1,250	*
David L. Lamp	—	—
Frank M. Muller, Jr.	3,512	*
Mark A. Pytosh	30,593	*
Peter K. Shea	59	*
Melissa M. Buhrig	2,200	*
Jeffrey D. Conaway	—	—
Dane J. Neumann	—	—
All directors and executive officers of our General Partner as a group (9 persons) (5)	37,614	*

*Less than 1%
(1)Percentage based upon 10,569,637 units of common units outstanding as of the Record Date, April 8, 2025.
(2)Beneficial ownership information is based on: (a) the Schedule 13D/A filed with the SEC on December 20, 2024 (the “Schedule 13D/A”), which indicates that: (i) American Entertainment Properties Corp. (“AEP”), IEP Energy Holding LLC (“IEP LLC”), Icahn Enterprises Holdings L.P. (“IEP Holdings”), Icahn Enterprises G.P. Inc. (“IEP GP”), Beckton Corp. (“Beckton”) and Carl C. Icahn (collectively, the “Icahn Reporting Persons”) have shared voting power and shared dispositive power with respect to 4,054,457 common units; and (ii) AEP has sole voting power and sole dispositive power with respect to 162,457 common units; and (b) the Form 4 filed by Mr. Icahn, IEP GP and IEP Holdings on April 18, 2025 (the “Form 4”), which indicates that: (i) UAN Services, LLC (“UAN Services”) directly holds 3,892,000 common units and (ii) AEP directly holds 261,945 common units. The Form 4 also indicates that: UAN Services is a direct, wholly owned subsidiary of CVR Services, LLC (“CVRS”), which is a direct, wholly owned subsidiary of CVR Energy Holdings, Inc. (“CVREH”), which is a direct, wholly owned subsidiary of CVR Energy; IEP Holdings owns a 100% interest in AEPC Holdings LLC (“AEPC Holdings”), which owns 100% of the equity of AEP, which is the sole member of IEP LLC, which together with AEP holds approximately 70% of the outstanding shares of common stock of CVR Energy; Icahn Enterprises L.P. owns a 99% limited partner interest in IEP Holdings; Mr. Icahn is the indirect holder of approximately 86% of the issued and outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P.; IEP GP is the general partner of and owns a 1% general partner interest in each of IEP Holdings and Icahn Enterprises L.P.; IEP GP is 100% owned by Beckton; and Beckton is 100% owned by Mr. Icahn. Each of the Icahn Reporting Persons disclaims beneficial ownership of the common units described in clause (a)(i); each of the Icahn Reporting Persons, other than AEP and IEP LLC, disclaims beneficial ownership of the common units described in clause (a)(ii); and each of IEP LLC, AEP, IEP Holdings, IEP GP, Beckton and Mr. Icahn disclaim beneficial ownership of the common units described in clauses (b)(i)

and (b)(ii) except to the extent of his or its pecuniary interest therein, if any. The Icahn Reporting Persons, other than Mr. Icahn, have an address of 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160. Mr. Icahn has an address of c/o Icahn Associates Holding LLC, 16690 Collins Avenue, PH-1, Sunny Isles Beach, FL 33160. UAN Services, CVRS, CVREH and CVR Energy have an address at 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479. The directors of CVR Energy are Dustin DeMaria, Jaffrey A. Firestone, Robert E. Flint, Colin Kwak, David L. Lamp, Stephen Mongillo, Mark J. Smith and Julia Heidenreich Voliva.
(3)Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 11, 2022, which indicates that Barclays Plc and Barclays Bank Plc, both with an address of 1 Churchill Place, London, X0 E14 5HP, have sole voting power and sole dispositive power with respect to 621,054 units.
(4)CVR GP, LLC, a wholly owned subsidiary of UAN Services, is our General Partner, manages and operates CVR Partners, and has a non-economic general partner interest in the Partnership. It has an address at 2277 Plaza Drive, Suite 500, Sugar Land, TX 77479.
(5)The number of common units owned by all of the directors and executive officers of our General Partner, as a group, reflects the sum of (i) the 30,593 common units owned by Mr. Pytosh, (ii) the 2,200 common units owned by Ms. Buhrig, (iii) the 1,250 common units owned by Ms. Ecton, (iv) the 3,512 common units owned by Mr. Muller, and (v) the 59 common units owned by Mr. Shea.

PROPOSAL 1
APPROVE THE CVR PARTNERS, LP 2025 LONG-TERM INCENTIVE PLAN

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CVR PARTNERS, LP 2025 LONG-TERM INCENTIVE PLAN.

Pursuant to Section 14A of the Exchange Act, we are asking unitholders to approve the CVR Partners, LP 2025 Long-Term Incentive Plan.

General

On April 21, 2025, the Board unanimously approved the CVR Partners, LP 2025 Long-Term Incentive Plan (the “2025 LTIP”). The adoption of the 2025 LTIP is subject to unitholder approval at the Special Meeting, and the 2025 LTIP will not become effective if this approval is not received. The 2025 LTIP includes terms that are substantially similar to the provisions contained in the CVR Partners, LP Long-Term Incentive Plan, which expired under its terms on March 16, 2021.

Pursuant to the 2025 LTIP, and as more fully described below, the Committee (as defined below) may grant options, unit appreciation rights, distribution equivalent rights, restricted units, phantom units or other unit-based awards (collectively, “Awards”) to eligible participants. The purpose of this Proposal is to obtain approval from the Partnership’s unitholders of the 2025 LTIP, which is intended to strengthen the Partnership by providing an incentive to certain employees, officers and consultants of the Partnership and its subsidiaries and parents and directors of the Partnership, thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise.

Our Board believes that the approval of the 2025 LTIP by our unitholders will further our compensation structure and strategy and that our ability to attract and retain our top quality talent, which is crucial to the Partnership’s success, would be enhanced by our ability to grant equity and equity-based compensation under the 2025 LTIP. If the 2025 LTIP is approved by our unitholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the units available for issuance under the 2025 LTIP.

The 2025 LTIP includes key provisions designed to protect unitholders’ interests and to promote effective corporate governance, including, without limitation, the following:
•No Discounted Options or Unit Appreciation Rights. Options and unit appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying units on the date of grant.
•No Repricing of Options or Unit Appreciation Rights. The 2025 LTIP prohibits repricing of options and unit appreciation rights, including the amendment, cancellation, or replacement of options and unit appreciation rights in exchange for cash, other awards, or options or unit appreciation rights with an exercise price that is less than the exercise price of the original options or unit appreciation rights, unless approved by the Partnership’s unitholders.
•No Evergreen Provision. There is no “evergreen” or automatic replenishment provision pursuant to which the units authorized for issuance under the 2025 LTIP are automatically replenished.
•No Automatic Grants. The 2025 LTIP does not provide automatic grants to any participant.
•No Distributions or Distribution Equivalents on Options and Unit Appreciation Rights; Distributions or Distribution Equivalents on Unvested Other Awards. The 2025 LTIP expressly prohibits the payment of distributions and distribution equivalents with respect to any awards of options and unit appreciation rights. Additionally, the 2025 LTIP requires that any distributions or distribution equivalents paid in connection with other Awards (other than options and unit appreciation rights with respect to which distributions and distribution equivalents are not permitted) will be subject to the satisfaction of vesting and any other restrictions applicable to the underlying Awards.
•No Unit Recycling for Net Exercises or Tax Withholding. Under the 2025 LTIP, units surrendered or withheld to pay either the exercise price of an Award or to withhold taxes in respect of an Award do not become available for issuance in the future.

Material Features of the 2025 LTIP

The principal provisions of the 2025 LTIP are summarized below. This summary, however, does not purport to be complete and is qualified in its entirety by the terms of the 2025 LTIP document, included as Appendix A to this Proxy Statement. Capitalized terms used in this Proposal 1 and not defined have the meaning ascribed to them in the 2025 LTIP.

Purpose

The purpose of the 2025 LTIP is to strengthen the Partnership by providing an incentive to Eligible Individuals (as defined below), thereby encouraging them to devote their abilities and industry to the success of the Partnership. Generally, Awards align the interests of the participants with those of the Partnership’s unitholders by providing compensation to participants based on the achievement of increased unit price and/or other performance objectives. To this end, the 2025 LTIP provides a means of rewarding participants primarily based on the performance of the Partnership.

Eligibility

The 2025 LTIP permits grants of Awards to employees, officers and consultants of the Partnership and its subsidiaries and parents and the directors of the general partner of the Partnership (“Eligible Individuals”), selected by the Committee (as defined below) in its sole discretion. As of April 8, 2025, the Partnership had 319 employees, 5 executive officers, and 4 non-employee directors, in each case who are eligible to participate in the 2025 LTIP. As of April 8, 2025, the Partnership does not engage any consultants that would be eligible to participate in the 2025 LTIP and the Partnership has not historically granted awards to its consultants and currently does not expect to grant Awards to any consultants. However, the Partnership may engage such consultants in the future and reserves the right to do so.

Effective Date and Term

The effective date of the 2025 LTIP is the date the unitholders approve the 2025 LTIP, following approval by the Board. The 2025 LTIP will terminate on, and no more Awards will be permitted to be granted thereunder without further unitholder approval on or after, the 10th anniversary of the date on which the Partnership’s unitholders approve the 2025 LTIP, unless the 2025 LTIP is terminated earlier in accordance with the terms of the 2025 LTIP.

Administration

The 2025 LTIP will be administered by a committee appointed by the Board (the “Committee”), which shall be the Compensation Committee unless a different committee is appointed. The Committee must consist of at least two directors and may consist of the entire Board, provided that if the Committee consists of less than the entire Board, then, with respect to grants made to any participant who is subject to Section 16 of the Exchange Act, the Committee will consist of at least two “non-employee directors” (as defined in the rules promulgated under the Exchange Act). The Committee shall have full authority to establish, amend and revoke the rules and regulations relating to the 2025 LTIP, to interpret the 2025 LTIP and those rules and regulations, to select participants in the 2025 LTIP, to determine whether, and to what extent, units with respect to Awards will be deferred in accordance with Section 409A of the Code, to determine the duration and purposes for leaves of absence which may be granted on an individual basis without constituting a termination of employment for purposes of the 2025 LTIP, to cancel (with participant consent in certain circumstances) outstanding Awards and to exercise its discretion with respect to the powers and rights granted to it to perform such acts as are deemed necessary or advisable to promote the best interests of the Partnership with respect to the 2025 LTIP. The terms and conditions of specific grants of Awards will be set forth in written award agreements between the Partnership and the participant. No awards will be granted under the 2025 LTIP on or after the 10th anniversary of the date on which the Partnership’s unitholders approve the 2025 LTIP, but awards granted prior to such date may extend beyond that date.

Authorized Units; Limits on Awards

Subject to adjustment as provided in the 2025 LTIP, the units that may be issued pursuant to the 2025 LTIP may be, in whole or in part, newly issued units or issued units which have been reacquired by the Partnership. The maximum number of units that may be issued pursuant to the 2025 LTIP is 550,000. The aggregate number of units that may be the subject of options, unit appreciation rights, and performance-based units granted to a participant in any calendar year may not exceed 55,000 and the maximum dollar amount of cash or the fair market value of units that any participant may receive in any calendar year in respect of performance units may not exceed $7,500,000. Any units delivered pursuant to an Award will consist, in whole or in part, of units acquired in the open market, from the Partnership, one of its affiliates or any other person (or any combination of the foregoing), as determined by the Committee in its discretion. The grant of any Award pursuant to an award agreement that provides such Award will be solely settled in cash, will not reduce the aggregate number of units that may be issued under the 2025 LTIP.

Minimum Vesting Period

All Awards (other than cash-based Awards) granted under the 2025 LTIP will have a minimum vesting period of one year (with no portion of any award vesting prior to the first anniversary of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a change of control or a participant’s death, disability or retirement. In addition, units delivered in lieu of fully vested cash obligations and awards granted with respect to up to 5% of the total number of units reserved for Awards under the 2025 LTIP are not subject to such minimum vesting provisions.

Types of Awards

The 2025 LTIP authorizes the granting of options, unit appreciation rights, distribution equivalent rights, restricted units, phantom units, or other unit-based awards.

Options. An option is the right to purchase units on a future date at a specified price per unit, or “exercise price,” which may not be less than the fair market value on the date the option is granted. The time or times at which an option vests is set forth in an individual award agreement. The maximum term of an option is ten years from the date of grant. No dividend or dividend equivalent shall be issued or paid with respect to any option.

Unit Appreciation Rights. A unit appreciation right is the right to receive payment, in cash or units, of an amount equal to the product of (i) the excess of the fair market value of a unit on the date of the exercise of the unit appreciation right over the base value of a unit on the date such unit appreciation right is granted, and (ii) the number of units as to which the unit appreciation right is being exercised. The maximum term of a unit appreciation right is ten years from the date of grant. No dividend or dividend equivalent shall be issued or paid with respect to any unit appreciation right, except in the event of a change in capitalization.

Distribution Equivalent Rights. A distribution equivalent right is the right to receive cash, units or other property that is based on the value of distributions that are paid with respect to units, which may be granted either in tandem with an Award or as a separate Award. Amounts payable in respect of distribution equivalent rights are deferred until the lapsing of restrictions on such distribution equivalent rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the distribution equivalent rights relate, if applicable. The Committee shall determine whether the amounts payable in respect of a distribution equivalent right that are deferred are to be held in cash or reinvested in units or deemed to be reinvested in units (or a combination thereof).

Restricted Units. Restricted units are units of the Partnership that are not fully transferable until certain conditions, which will be set forth in individual award agreements, have been met. At the time an award of restricted units is granted, the Committee may, in its discretion, determine that the payment to the participant of distributions, or a specified portion thereof, declared or paid on such units by the Partnership shall be (i) deferred until the lapsing of restrictions imposed on such units and (ii) held by the Partnership for the account of the participant until such time.

Phantom Unit Awards. Phantom units are hypothetical units of the Partnership that represent the right to receive payment, in cash or units, upon vesting of the phantom unit or a later date, as specified by the Committee in an individual award agreement. The payment shall be an amount equal to the fair market value of a unit on the date the phantom unit was granted.

Other Unit-Based Awards. The Committee may grant other unit-based awards to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion.

Determination of Awards

The Committee shall determine the individuals who will receive Awards pursuant to the 2025 LTIP. Generally, as described above, a participant earns an Award, if any, as an added incentive for high levels of performance and unusual efforts. The Committee may, in its discretion, reduce the amount otherwise payable to any participant. The terms of each Award may differ from other Awards granted under the Plan at the same time or some other time.

Effects of Certain Transactions

Subject to the terms of an individual award agreement, following the liquidation, dissolution, merger or consolidation of the Partnership (each, a “Transaction”), either (i) each outstanding Award (whether vested or unvested) will be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each participant shall be entitled to receive in respect of each unit subject to any outstanding Award (whether vested or unvested), upon exercise of an option or payment or transfer in respect of any Award, the same number and kind of units, securities, cash, property or other consideration that each holder of a unit was entitled to receive in the Transaction, provided that such units, securities, cash, property or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable prior to the Transaction. Treatment of Awards pursuant to clause (i) in connection with a Transaction may include the cancellation of such Awards, provided either (x) the holders of Options have been given at least 15 days to exercise such Option (whether or not they were otherwise exercisable or vested) or (y) the holders of the affected Awards are paid (in cash or cash equivalents) the following amounts: (A) in respect of each unit underlying Options being cancelled, an amount equal to the excess, if any, of the per unit price paid to unitholders in the transaction over the exercise price and/or base price of the Options; and (B) in respect of each unit covered by Awards (whether vested or unvested) being cancelled, an amount equal to the per unit price paid or distributed to unitholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion).

Amendment and Termination

The Board may at any time amend or terminate (in whole or in part) the 2025 LTIP, provided that, to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the unitholders of the Partnership. No such amendment may adversely affect a participant’s rights to, or interest in, an Award granted prior to the date of the amendment, unless the participant shall have agreed thereto.

Non-Transferability

A participant’s right and interest under the 2025 LTIP may generally not be assigned or transferred, other than by will or by the laws of descent and distribution, provided that the Committee may provide that an option is transferable to certain of a participant’s family members.

Clawback Policy

Notwithstanding any other provisions in the 2025 LTIP, Awards under the 2025 LTIP will be subject to the Partnership’s Policy for the Recovery of Erroneously Awarded Compensation and any other clawback and/or recoupment policy that may be required by law or otherwise adopted by the Partnership or incorporated into any other part of an Award.

Material U.S. Federal Tax Consequences Relating to Long-Term Incentive Plan Awards

The following is a brief description under current law of the principal U.S. federal income tax consequences generally arising with respect to Awards under the 2025 LTIP. This description is not intended to, and does not, provide or supplement tax advice to participants receiving Awards. Participants are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of Awards under the 2025 LTIP, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Options and Unit Appreciation Rights. The grant of an option or unit appreciation right generally should not result in recognition of income for federal income tax purposes at the grant date for the participant. Generally, upon exercising such an option or unit appreciation right, the participant will recognize ordinary income equal to the excess of the fair market value of the vested units (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Partnership will generally be entitled to deduct the same amount. A participant’s disposition of units acquired upon the exercise of an option or unit appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such units (the tax basis in the acquired units generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Restricted Unit Awards. A participant receiving restricted units generally should not have taxable income upon grant of nontransferable restricted units subject to a substantial risk of forfeiture (unless the participant elects to accelerate recognition as of the date of grant under a so-called “83(b) election”). Unless an 83(b) election is made, the participant will recognize ordinary income, if any, at the time of vesting equal to the fair market value of the units determined as of the vesting date, less any amount paid for the restricted units, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts, and the Partnership will generally be entitled to deduct the same amount. A participant’s disposition of units acquired upon the vesting of restricted units generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such units (the tax basis in the acquired units generally being the amount recognized as ordinary income in connection with the vesting of the restricted units).

Other Incentive Awards (including performance units and phantom units). A participant receiving another incentive award generally should not be subject to income taxation at grant. Instead, the participant will be subject to income tax at ordinary rates on the fair market value of the units (or the amount of cash) received on the date of delivery and the Partnership will generally be entitled to deduct the same amount. The participant will generally be subject to FICA (Social Security and Medicare) tax at the time any portion of such Award is deemed vested for tax purposes. The fair market value of the units (if any) received on the delivery date will be the participant’s tax basis for purposes of determining any subsequent gain or loss from the sale of the units, and the participant’s holding period with respect to such units will begin at the delivery date. Gain or loss resulting from any sale of units delivered to a participant will be treated as long- or short-term capital gain or loss depending on the holding period.

Section 162(m) of the Code. Section 162(m) of the Code generally imposes a $1,000,000 annual limit on a publicly held partnership’s tax deduction for compensation paid to certain executive officers. Prior to the effectiveness of Tax Cuts and Jobs Act of 2017 (the “Tax Act”), this limit did not apply to compensation paid to a Partnership’s covered employee for services performed as an employee of the partnership. However, under the Tax Act, the limitation on deductibility was expanded to apply to covered employees, including all named executive officers, of publicly traded partnerships.

Section 409A. Some Awards under the 2025 LTIP may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the Code). Failure to satisfy the applicable requirements under these provisions for Awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the participant, including certain penalties. To the extent applicable, the 2025 LTIP and Awards granted under the 2025 LTIP are intended to be structured and interpreted in a manner that either complies with or is exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

The foregoing is only a summary of the effect of federal income taxation upon the participant and the Partnership with respect to the awards granted under the 2025 LTIP. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

New Plan Benefits

We cannot currently determine the benefits or number of units subject to Awards that may be granted in the future to Eligible Individuals under the 2025 LTIP because the grant of Awards and terms of such Awards are to be determined in the sole discretion of the Committee.

None of our named executive officers or directors held any outstanding equity Awards as of December 31, 2024.

Recommendation of the Board

Our Board unanimously recommends that unitholders vote “FOR” the approval of the CVR Partners, LP 2025 Long-Term Incentive Plan.

Vote Required

The affirmative vote of a majority of the votes present (virtually) or by proxy and entitled to vote at the Special Meeting is required for Proposal 1 to be approved. If you “ABSTAIN” from voting with respect to this Proposal 1, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the approval of the CVR Partners, LP 2025 Long-Term Incentive Plan. Broker non-votes, if any, will have no effect on this Proposal 1.

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees billed by Grant Thornton to the Partnership and its subsidiaries for professional services and other services in the following categories and amounts for the fiscal years ended December 31, 2024 and 2023:

	2024	2023
Audit Fees (1)	$687,173	$705,673
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees Billed	$687,173	$705,673

(1)Represents the aggregate fees for professional services rendered for the annual audit of the Partnership’s financial statements, the annual audit of the effectiveness of the Partnership’s internal control over financial reporting, comfort letters, consents, and consultations on financial accounting and reporting standards arising during the course of the audits and reviews. Also includes the review of the consolidated financial statements included in the Partnership’s quarterly reports on Form 10-Q.

Audit Committee’s Pre-Approval Policies and Procedures

The charter of the Audit Committee requires the Audit Committee to pre-approve all audit services and non-audit services (other than de-minimis non-audit services as defined by the Sarbanes-Oxley Act of 2002) to be provided by our independent registered public accounting firm. The Audit Committee has a pre-approval policy with respect to services that may be performed by the independent auditors. The Audit Committee pre-approved all fees incurred in fiscal year 2024.

PROPOSAL 2
RATIFY THE APPOINTMENT OF OUR INDEPENDENT AUDITOR FOR 2025

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025.

Our Audit Committee is responsible for appointing, replacing, compensating and overseeing the work of our independent auditor. Grant Thornton, an independent registered accounting firm, has served as the Partnership’s independent auditor since August 2013. The Partnership is a master limited partnership, and neither the General Partner nor the members of its Board of Directors are elected by our unitholders, and, accordingly, the Partnership does not hold annual meetings. We are taking the opportunity of the Special Meeting to seek the input of our unitholders on the Audit Committee’s selection of Grant Thornton as our independent auditor.

Recommendation of the Board

The Audit Committee has appointed Grant Thornton as our independent auditor to audit our books and accounts and to examine the Partnership’s financial statements for the year ending December 31, 2025. The Board has directed that this appointment be submitted to our unitholders for ratification at the Special Meeting. We expect a representative of Grant Thornton to be in attendance at the Special Meeting.

Vote Required

The affirmative vote of a majority of the votes present (virtually) or by proxy and entitled to vote at the Special Meeting is required for Proposal 2 to be approved. If you “ABSTAIN” from voting with respect to this Proposal 2, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the ratification of Grant Thornton as the independent registered public accounting firm for the Partnership. Broker non-votes are not expected for Proposal 2.

PROPOSAL 3
APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.

Adjournment of the Special Meeting

In the event the number of common units present in person (virtual) or represented by proxy at the Special Meeting and voting “FOR” the approval of Proposal 1 is insufficient to adopt the proposal, we may move to adjourn the Special Meeting in order to enable the Board to solicit additional proxies in favor of the adoption of the proposal. In that event, we will ask unitholders to vote upon this Proposal 3. If the adjournment is for more than forty-five (45) days, a notice of the adjourned meeting shall be given to each unitholder of record entitled to vote at the meeting.

Recommendation of the Board

Our Board recommends that unitholders vote “FOR” the approval of the adjournment of the Special Meeting.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of a majority of the votes present in person (virtually) or by proxy and entitled to vote at the Special Meeting to be approved. If you “ABSTAIN” from voting with respect to this Proposal 3, it has the same effect as a vote “AGAINST” the proposal. The persons named in the accompanying proxy will vote in accordance with the choice specified thereon, or, if no choice is properly indicated, in favor of the adjournment of the Special Meeting. Broker non-votes, if any, will have no effect on this Proposal 3.

OTHER MATTERS

We know of no other matters to be submitted at our Special Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the common units they represent as our Board may recommend.

Appendix A

CVR PARTNERS, LP
2025 LONG-TERM INCENTIVE PLAN

1.    Purpose.
The CVR Partners, LP 2025 Long-Term Incentive Plan has been adopted by CVR GP, LLC, a Delaware limited liability company (the “General Partner”), the general partner of CVR Partners, LP, a Delaware limited partnership (the “Partnership”), and is intended to strengthen the Partnership by providing an incentive to certain employees, officers and consultants of the Partnership and its Subsidiaries and Parents (each, as defined herein) and directors of the Partnership, thereby encouraging them to devote their abilities and industry to the success of the Partnership’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a formal written offer of employment), officers and consultants of the Partnership and its Subsidiaries and Parents and directors of the Partnership an added incentive for high levels of performance and unusual efforts through the grant of awards in respect of Units.
2.    Definitions.
For purposes of the Plan:
2.1    “Affiliate” means any entity, directly or indirectly, controlled by, controlling or under common control with the Partnership, each within the meaning of the Securities Act.
2.2    “Agreement” means a written or electronic agreement between the Partnership and a Participant evidencing the grant of an Award and setting forth the terms and conditions thereof.
2.3    “Award” means a grant of an Option, Restricted Unit, Phantom Unit, Unit Appreciation Right, Distribution Equivalent Right, or Other Unit-Based Award or any or all of them.
2.4    “Beneficiary” means an individual designated as a Beneficiary pursuant to Section 18.4.
2.5    “Board” means the Board of Directors of the General Partner.
2.6    “Cause” means, with respect to the termination of a Participant’s employment or services by the Partnership or any Subsidiary or Parent of the Partnership that employs such individual or to which the Participant performs services (or by the Partnership on behalf of any such Subsidiary or Parent), such Participant’s (i) refusal or neglect to perform substantially his or her employment-related duties or services, (ii) personal dishonesty, incompetence, willful misconduct or breach of fiduciary duty, (iii) indictment for, conviction of or entering a plea of guilty or nolo contendere to a crime constituting a felony or his or her willful violation of any applicable law (other than a traffic violation or other offense or violation outside of the course of employment or services to the Partnership or its Subsidiaries or Parents which in no way adversely affects the Partnership or any of its Subsidiaries or Parents or any of their reputation, or the ability of the Participant to perform his or her employment-related duties or services or to represent the Partnership or any Subsidiary or Parent of the Partnership that employs such Participant or to which the Participant performs services), (iv) failure to reasonably cooperate, following a request to do so by the Partnership, in any internal or governmental investigation of the Partnership or any of its Subsidiaries or Parents or (v) material breach of any written covenant or agreement with the Partnership or any of its Subsidiaries or Parents not to disclose any information pertaining to the Partnership or such Subsidiary or Parent or not to compete or interfere with the Partnership or such Subsidiary or Parent; provided that, in the case of any Participant who, as of the date of determination, is party to an effective services, severance or employment agreement with the Partnership or any Subsidiary or Parent of the Partnership, “Cause” shall have the meaning, if any, specified in such agreement.
2.7    “Change in Capitalization” means any increase or reduction in the number of Units, any change (including, but not limited to, in the case of a spin-off, dividend or other distribution in respect of Units, a change in value) in the Units or any exchange of Units for a different number or kind of units or other securities of the Partnership or another corporation, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants, rights or debentures, unit distribution, unit split or reverse unit split, cash distribution, property distribution, combination or exchange of units, repurchase of units, change in corporate structure or otherwise.

2.8    “Change in Control” means the occurrence of any of the following: (a) CVR Energy and its wholly owned Subsidiaries ceasing to own, beneficially and of record, outstanding equity interests in the General Partner representing more than 50% of each of the aggregate ordinary voting power (or, if the General Partner shall be a partnership, of the general partner interests) and the aggregate equity value represented by the issued and outstanding equity interests in the General Partner; (b) the failure by the General Partner to be the sole general partner of and to own, beneficially and of record, 100% of the general partner interests in the Partnership; or (c) CVR Energy and its wholly owned Subsidiaries ceasing to own, beneficially and of record, equity interests in the Partnership representing at least 25% of the aggregate equity value represented by the issued and outstanding equity interests in the Partnership.
2.9    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
2.10    “Committee” means the Committee which administers the Plan as provided in Section 3.
2.11    “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of stock, by agreement or otherwise and “Controlled” has a corresponding meaning.
2.12    “Director” means a member of the Board.
2.13    “Disability” means a Participant’s inability, due to physical or mental ill health, to perform the essential functions of the Participant’s job, with or without a reasonable accommodation, for 180 days during any 365 day period irrespective of whether such days are consecutive; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Partnership or any of its Subsidiaries or Parents, the meaning for “Disability” will have the meaning (if any) specified in such agreement.
2.14    “Division” means any of the operating units or divisions of the Partnership designated as a Division by the Committee.
2.15    “Distribution Equivalent Right” means a right to receive cash, Units or other property based on the value of distributions that are paid with respect to Units.
2.16    “Eligible Individual” means any of the following individuals: (a) any officer or employee of the Partnership or any Subsidiary or Parent of the Partnership, (b) any Director, (c) any individual to whom the Partnership or any Subsidiary or Parent of the Partnership has extended a formal, written offer of employment, and (d) any consultant or advisor of the Partnership or any Subsidiary or Parent of the Partnership who is a natural person providing key bona fide consulting or advisory services to the Partnership or any Subsidiary or Parent of the Partnership, as determined by the Committee, in its sole discretion, which services are not in connection with the use and sale of securities in a capital-raising transaction.
2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.18    “Fair Market Value” on any date means:
(a)    if the Units are listed for trading on the New York Stock Exchange, the closing price at the close of the primary trading session of the Units on such date on the New York Stock Exchange, or if there has been no such closing price of the Units on such date, on the next preceding date on which there was such a closing price;
(b)    if the Units are not listed for trading on the New York Stock Exchange, but are listed on another national securities exchange, the closing price at the close of the primary trading session of the Units on such date on such exchange, or if there has been no such closing price of the Units on such date, on the next preceding date on which there was such a closing price;
(c)    if the Units are not listed on the New York Stock Exchange or on another national securities exchange, the last sale price at the end of normal market hours of the Units on such date as quoted on the Nasdaq Capital Market (“Nasdaq”) or, if no such price shall have been quoted for such date, on the next preceding date for which such price was so quoted; or

(d)    if the Units are not listed for trading on a national securities exchange or are not authorized for quotation on Nasdaq, the fair market value of the Units as determined in good faith by the Committee.
2.19    “General Partner” has the meaning set forth in Section 1.
2.20    “Good Reason” means with respect to any Participant who is a party to an effective services, severance or employment agreement with the Partnership or any of its Affiliates, the meaning for “Good Reason” specified in such agreement.
2.21    “Initial Public Offering” means the consummation of the first public offering of Units pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.
2.22    “Non-Employee Director” means a Director who is a “nonemployee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.
2.23    “Option” means an award granted pursuant to Section 5.
2.24    “Other Unit-Based Award” means Awards granted pursuant to Section 9.
2.25    “Parent” of a specified person means an affiliate controlling such person directly, or indirectly through one or more intermediaries.
2.26    “Participant” means a person to whom an Award has been granted under the Plan.
2.27    “Partnership” has the meaning set forth in Section 1.
2.28    “Phantom Units” means rights granted to an Eligible Individual under Section 8 representing a number of hypothetical Units.
2.29    “Plan” means this CVR Partners, LP 2025 Long-Term Incentive Plan, as amended or restated from time to time.
2.30    “Restricted Units” means Units issued or transferred to an Eligible Individual pursuant to Section 8.
2.31    “Retirement” means a Participant’s termination or resignation of employment with the Partnership or any of its Affiliates for any reason (other than for Cause or by reason of the Participant’s death) following the date the Participant attains age 65; provided that, in the case of any Participant who is a party to an effective services, severance or employment agreement with the Partnership or any of its Affiliates, the meaning of “Retirement” will have the meaning (if any) specified in such agreement.
2.32    “Securities Act” means the Securities Act of 1933, as amended.
2.33    “Subsidiary” means (a) any entity, whether or not incorporated, in which the Partnership directly or indirectly owns at least 50% or more of the outstanding equity or other ownership interests, and (b) any Affiliate controlled by the Partnership, directly or indirectly, through one or more intermediaries. An entity shall be deemed a Subsidiary only for such periods as the requisite ownership is maintained, unless otherwise determined by the Committee.
2.34    “Termination Date” means the date that is ten (10) years after the Effective Date, unless the Plan is earlier terminated by the Board pursuant to Section 14 hereof.
2.35    “Unit Appreciation Right” means a right to receive all or some portion of the increase, if any, in the value of the Units as provided in Section 6 hereof.
2.36    “Units” means common units representing limited partnership interests in the Partnership and any other securities into which such Units are changed or for which such units are exchanged.

3.    Administration.
3.1    Committees; Procedure. The Plan shall be administered by a Committee which, until the Board appoints a different Committee, shall be the Compensation Committee of the Board. The Committee may adopt such rules, regulations and guidelines as it deems are necessary or appropriate for the administration of the Plan. The Committee shall consist of at least two (2) Directors and may consist of the entire Board; provided, however, that from and after the date of an Initial Public Offering if the Committee consists of less than the entire Board, then, with respect to any Award granted to an Eligible Individual who is subject to Section 16 of the Exchange Act, the Committee shall consist of at least two (2) Directors, each of whom shall be a Non-Employee Director. For purposes of the preceding sentence, if one or more members of the Committee is not a Non-Employee Director but recuses himself or herself or abstains from voting with respect to a particular action taken by the Committee, then the Committee, with respect to that action, shall be deemed to consist only of the members of the Committee who have not recused themselves or abstained from voting.
3.2    Board Reservation and Delegation. The Board may, in its discretion, reserve to itself or exercise any or all of the authority and responsibility of the Committee hereunder and may consist of one or more Directors who may, but need not be officers or employees of the Partnership. To the extent the Board has reserved to itself, or exercised the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board.
3.3    Committee Powers. Subject to the express terms and conditions set forth herein, the Committee shall have the full power and authority from time to time to:
(a)    select those Eligible Individuals to whom Options shall be granted under the Plan and the number of such Options to be granted and prescribe the terms and conditions (which need not be identical) of each such Option, including the exercise price per Unit, the vesting schedule, the duration of each Option, and any vesting acceleration or waiver of forfeiture or repurchase restrictions, and make any amendment or modification to any Option Agreement consistent with the terms of the Plan;
(b)    select those Eligible Individuals to whom Awards shall be granted under the Plan and determine the number of Units or amount of cash in respect of which each Award is granted, the terms and conditions (which need not be identical) of each such Award, including the vesting schedule and any vesting acceleration or waiver of forfeiture or repurchase restrictions, and make any amendment or modification to any Agreement consistent with the terms of the Plan;
(c)    determine whether, and to what extent and under which circumstances Units and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the Participant in any case, subject to, and in accordance with, Section 409A of the Code;
(d)    construe and interpret the Plan and the Awards granted hereunder and establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, the Code to the extent applicable and other applicable law, and otherwise to make the Plan fully effective;
(e)    determine the duration and purposes for leaves of absence which may be granted to a Participant on an individual basis without constituting a termination of employment or service for purposes of the Plan;
(f)    cancel, with the consent of the Participant (except where such consent is not required in connection with a Change in Control), outstanding Awards;
(g)    exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and
(h)    generally, exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Partnership with respect to the Plan.

All decisions and determinations by the Committee in the exercise of the above powers shall be final, binding and conclusive upon the Partnership, its Subsidiaries and Parents, the Participants and all other persons having any interest therein.
3.4    Notwithstanding anything herein to the contrary, with respect to Participants working outside the United States, the Committee may determine the terms and conditions of Awards and make such adjustments to the terms thereof as are necessary or advisable to fulfill the purposes of the Plan taking into account matters of local law or practice, including tax and securities laws of jurisdictions outside the United States.
3.5    Indemnification. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to the Plan or any transaction hereunder. The Partnership hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering the Plan or in authorizing or denying authorization to any transaction hereunder.
3.6    No Repricing of Options or Unit Appreciation Rights. The Committee shall have no authority to make any adjustment (other than in connection with a unit distribution, recapitalization or other transaction where an adjustment is permitted or required under the terms of the Plan) or amendment, and no such adjustment or amendment shall be made, that reduces or would have the effect of reducing the exercise price of an Option or Unit Appreciation Right previously granted under the Plan, whether through amendment, cancellation or replacement grants, or other means, unless such adjustment or amendment is approved by the Partnership’s unitholders as required by applicable law, regulation or exchange requirement.
4.    Units Subject to the Plan; Grant Limitations.
4.1    Aggregate Number of Units Authorized for Issuance. Subject to any adjustment as provided in the Plan, the Units to be issued under the Plan may be, in whole or in part, authorized but unissued Units, newly issued Units or issued Units which shall have been reacquired by the Partnership. The aggregate number of Units that may be issued to Participants under the Plan shall not exceed 550,000. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other person, or any combination of the foregoing, as determined by the Committee in its discretion. For the avoidance of doubt, the grant of any Award pursuant to an Agreement that provides such Award will be solely settled in cash, shall not reduce the aggregate number of Units that may be issued under the Plan to Participants.
4.2    Individual Limit. The aggregate number of Units that may be the subject of Options and Unit Appreciation Rights granted to an Eligible Individual in any calendar year may not exceed 55,000. The maximum dollar amount of cash or the fair market value of Units that any individual may receive in any calendar year in respect of performance-based Units may not exceed $7,500,000.
4.3    Calculating Units Available.
(a)    Upon the granting of an Award, the number of Units available under this Section 4 for the granting of further Awards shall be reduced as follows:
(i)    In connection with the granting of an Option, Unit Appreciation Right (other than a Unit Appreciation Right related to an Option), Restricted Unit, Phantom Unit, or Other Unit-Based Award, the number of Units available under this Section 4 for the granting of further Awards shall be reduced by the number of Units in respect of which the Award is granted or denominated.
(ii)    In connection with the granting of a Distribution Equivalent Right, the number of Units available under this Section 4 shall not be reduced; provided, however, that if Units are issued in settlement of a Distribution Equivalent Right, the number of Units available for the granting of further Awards under this Section 4 shall be reduced by the number of Units so issued.
(b)    Notwithstanding Section 4.3(a), in the event that an Award is granted that, pursuant to the terms of the Agreement, is required to be settled solely in cash, the aggregate number of Units that may be made the subject of Awards granted under the Plan shall not be reduced. Whenever any outstanding Award or a portion thereof expires, is canceled, is forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in respect of the entire Award, the number of Units previously allocable to the expired, forfeited, canceled, settled or otherwise terminated portion of the Award shall again be available for the granting of Awards under the Plan.
(c)    Notwithstanding anything in this Section 4.3 to the contrary, (i) Units tendered as full or partial payment of the exercise price shall not increase the number of Units available under this Section 4, (ii) Units tendered as settlement of tax withholding obligations shall not increase the number of Units available under this Section 4, and (iii) Units repurchased by the Partnership using proceeds from the exercise of Options shall not be available for issuance under the Plan.
(d)    Where two or more Awards are granted with respect to the same Units, such Units shall be taken into account only once for purposes of this Section 4.3.
4.4    Minimum Vesting Period. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Awards that may be settled solely in cash) to Eligible Individuals shall vest no earlier than the first anniversary of the date of grant of such Award; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: any (i) Awards substituted pursuant to the adjustment provisions in Section 11, (ii) Units delivered in lieu of fully vested cash obligations, and (iii) additional Awards the Committee may grant, up to a maximum of 5% of the total number of Units reserved for issuance under the Plan; and, provided, further, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award in cases of Retirement, death, Disability or a Change in Control, in an applicable Agreement or otherwise.
5.    Options.
5.1    Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to select those Eligible Individuals who will receive Options, and the terms and conditions of the grant to any such Eligible Individual shall be set forth in an Agreement.
5.2    Exercise Price. The purchase price or the manner in which the exercise price is to be determined for Units under each Option shall be determined by the Committee and set forth in the Agreement; provided, however, that the exercise price per Unit under each Option shall not be less than 100% of the Fair Market Value of a Unit on the date the Option is granted.
5.3    Maximum Duration. Options granted hereunder shall be for such term as the Committee shall determine; provided, that an Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the term as so extended exceed the earlier of the maximum term of the Option and the 10th anniversary of the grant.
5.4    Vesting. The Committee shall determine the time or times at which an Option shall become vested and exercisable. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Subject to the minimum vesting provisions in Section 4.4, the Committee may accelerate the exercisability of any Option or portion thereof at any time.
5.5    Transferability. Except as otherwise provided in this Section 5.5, no Option shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and an Option shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing an Option at the time of grant or thereafter, that the Option, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of an Option pursuant to this Section 5.5 shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding

Section 18.2, or the terms of any Agreement, neither the Partnership nor any of its Subsidiaries or Parents shall withhold any amount attributable to the Participant’s tax liability from any payment of cash or Units to a transferee or transferee’s Beneficiary under this Section 5.5, but may require the payment of an amount equal to the Partnership’s or any of its Subsidiaries’ or Parents’ withholding tax obligation as a condition to exercise or as a condition to the release of cash or Units upon exercise or upon transfer of the Option.
5.6    Method of Exercise. The exercise of an Option shall be made only by giving written notice delivered in person or by mail to the person designated by the Partnership, specifying the number of Units to be exercised and, to the extent applicable, accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The exercise price for any Units purchased pursuant to the exercise of an Option shall be paid in any or any combination of the following forms: (a) cash or its equivalent (e.g., a check) or (b) if permitted by the Committee, the transfer, either actually or by attestation, to the Partnership of Units that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee) prior to the exercise of the Option, such transfer to be upon such terms and conditions as determined by the Committee or (c) in the form of other property as determined by the Committee. In addition, Options may be exercised through a registered broker-dealer pursuant to such cashless exercise procedures that are, from time to time, deemed acceptable by the Committee. Any Units transferred to the Partnership as payment of the exercise price under an Option shall be valued at their Fair Market Value on the last business day preceding the date of exercise of such Option. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Option to the Partnership, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant. No fractional Units (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Units that may be purchased upon exercise shall be rounded to the nearest number of whole Units.
5.7    Rights of Participants. No Participant shall be deemed for any purpose to be the owner of any Units subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, (b) the Partnership shall have issued and delivered Units (whether or not certificated) to the Participant, a securities broker acting on behalf of the Participant or such other nominee of the Participant, and (c) the Participant’s name, or the name of his or her broker or other nominee, shall have been entered as a unitholder of record on the books of the Partnership. Thereupon, the Participant shall have full voting, distribution and other ownership rights with respect to such Units, subject to such terms and conditions as may be set forth in the applicable Agreement.
5.8    No Dividends or Dividend Equivalents. Until the Units are issued (as evidenced by the appropriate entry on the books of the Partnership or of a duly authorized transfer agent of the Partnership), no right to vote or receive dividends (except as provided in Section 11) or any other rights as a unitholder will exist with respect to the Units subject to an Option. Subject to the terms of the Plan, including, without limitation, Section 17.4, the Partnership will issue (or cause to be issued) such Units promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Units are issued, except as provided in Section 11. No dividend equivalents shall be issued or paid with respect to any Option.
5.9    Effect of Change in Control. The effect of a Change in Control on an Option may be set forth in the applicable Agreement.
6.    Unit Appreciation Rights.
6.1    Grant. The Committee may in its discretion, either alone or in connection with a grant of an Option, grant Unit Appreciation Rights to Eligible Individuals in accordance with the Plan, the terms and conditions of which shall be set forth in an Agreement. A Unit Appreciation Right may be granted (a) at any time if unrelated to an Option or (b) if related to an Option, either at the time of grant or at any time thereafter during the term of the Option.
6.2    Base Price. The base price underlying each Unit Appreciation Right shall be determined by the Committee and set forth in the Agreement, provided, however, that the base price per Unit underlying each Unit Appreciation Right shall not be less than 100% of the Fair Market Value of a Unit on the date the Unit Appreciation Right is granted.
6.3    Unit Appreciation Right Related to an Option. If granted in connection with an Option, a Unit Appreciation Right shall cover the same Units covered by the Option (or such lesser number of Units as the Committee may determine) and shall, except as provided in this Section 6, be subject to the same terms and conditions as the related Option.

(a)    Exercise; Transferability. A Unit Appreciation Right granted in connection with an Option (i) shall be exercisable at such time or times and only to the extent that the related Option is exercisable, (ii) shall be exercisable only if the Fair Market Value of a Unit on the date of exercise exceeds the exercise price specified in the Agreement evidencing the related Option and (iii) shall not be transferable except to the extent the related Option is transferable.
(b)    Amount Payable. Upon the exercise of a Unit Appreciation Right related to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Unit on the last business day preceding the date of exercise of such Unit Appreciation Right over the per Unit exercise price under the related Option, by (ii) the number of Units as to which such Unit Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Unit Appreciation Right by including such a limit in the Agreement evidencing the Unit Appreciation Right at the time it is granted.
(c)    Treatment of Related Options and Unit Appreciation Rights Upon Exercise. Upon the exercise of a Unit Appreciation Right granted in connection with an Option, the Option shall be canceled to the extent of the number of Units as to which the Unit Appreciation Right is exercised, and upon the exercise of an Option granted in connection with a Unit Appreciation Right, the Unit Appreciation Right shall be canceled to the extent of the number of Units as to which the Option is exercised or surrendered.
6.4    Unit Appreciation Right Unrelated to an Option. A Unit Appreciation Right unrelated to an Option shall cover such number of Units as the Committee shall determine.
(a)    Terms; Duration. Unit Appreciation Rights unrelated to Options shall contain such terms and conditions as to exercisability, vesting and duration as the Committee shall determine, but in no event shall they have a term of greater than ten (10) years; provided that unless the Committee provides otherwise a Unit Appreciation Right may, upon the death of the Participant prior to the expiration of the Award, be exercised for up to one (1) year following the date of the Participant’s death even if such period extends beyond ten (10) years from the date the Unit Appreciation Right is granted.
(b)    Amount Payable. Upon exercise of a Unit Appreciation Right unrelated to an Option, the Participant shall be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a Unit on the last business day preceding the date of exercise of such Unit Appreciation Right over the base price of a Unit on the date the Unit Appreciation Right was granted, by (ii) the number of Units as to which the Unit Appreciation Right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any Unit Appreciation Right by including such a limit in the Agreement evidencing the Unit Appreciation Right at the time it is granted.
(c)    Transferability. (i) Except as otherwise provided in this Section 6.4(c), no Unit Appreciation Right unrelated to an Option shall be transferable by the Participant otherwise than by will or the laws of descent and distribution, and a Unit Appreciation Right shall be exercisable during the lifetime of such Participant only by the Participant or his or her guardian or legal representative. The Committee may set forth in the Agreement evidencing a Unit Appreciation Right at the time of grant or thereafter, that the Award, or a portion thereof, may be transferred to any third party, including but not limited to, members of the Participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. In addition, for purposes of the Plan, unless otherwise determined by the Committee at the time of grant or thereafter, a transferee of a Unit Appreciation Right pursuant to this Section 6.4(c) shall be deemed to be the Participant; provided that the rights of any such transferee thereafter shall be nontransferable except that such transferee, where applicable under the terms of the transfer by the Participant, shall have the right previously held by the Participant to designate a Beneficiary. For this purpose, immediate family means the Participant’s spouse, parents, children, stepchildren and grandchildren and the spouses of such parents, children, stepchildren and grandchildren. The terms of a Unit Appreciation Right shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Participant. Notwithstanding Section 18.2, or the terms of any Agreement, neither the Partnership nor any of its Subsidiaries shall withhold any amount attributable to the Participant’s tax liability from any payment of cash or Units to a transferee or transferee’s Beneficiary under this Section 6.4(c), but may require the payment of an amount equal to the Partnership’s or any Subsidiary’s or Parent’s withholding tax obligation as a condition to exercise or as a condition to the release of cash or Units upon exercise or upon transfer of the Unit Appreciation Right.

6.5    Method of Exercise. Unit Appreciation Rights shall be exercised by a Participant only by giving written notice delivered in person or by mail to the person designated by the Partnership, specifying the number of Units with respect to which the Unit Appreciation Right is being exercised. If requested by the Committee, the Participant shall deliver the Agreement evidencing the Unit Appreciation Right being exercised and the Agreement evidencing any related Option to the Partnership, which shall endorse thereon a notation of such exercise and return such Agreement to the Participant.
6.6    Form of Payment. Payment of the amount determined under Section 6.3(b) or 6.4(b) may be made in the discretion of the Committee solely in whole Units in a number determined at their Fair Market Value on the last business day preceding the date of exercise of the Unit Appreciation Right, or solely in cash, or in a combination of cash and Units. If the Committee decides to make full payment in Units and the amount payable results in a fractional Unit, payment for the fractional Unit will be made in cash.
6.7    No Dividends or Dividend Equivalents. A Unit Appreciation Right does not confer upon a Participant the same rights as a unitholder, and therefore, no dividends will be issued or paid to a Participant with respect to such Unit Appreciation Right, except as provided in Section 11. No dividend equivalents shall be issued or paid with respect to any Unit Appreciation Right, except as provided in Section 11.
6.8    Effect of Change in Control. The effect of a Change in Control on a Unit Appreciation Right may be set forth in the applicable Agreement.
7.    Distribution Equivalent Rights.
The Committee may in its discretion, grant Distribution Equivalent Rights either in tandem with an Award or as a separate Award, to Eligible Individuals in accordance with the Plan. The terms and conditions applicable to each Distribution Equivalent Right shall be specified in the Agreement under which the Distribution Equivalent Right is granted. Amounts payable in respect of Distribution Equivalent Rights shall be deferred until the lapsing of restrictions on such Distribution Equivalent Rights or until the vesting, exercise, payment, settlement or other lapse of restrictions on the Award to which the Distribution Equivalent Rights relate; provided, that Distribution Equivalent Rights shall be structured in a manner intended to be exempt from, or comply with, Section 409A of the Code or otherwise. The Committee shall determine whether any deferred amounts are to be held in cash or reinvested in Units or deemed (notionally) to be reinvested in Units, unless otherwise specified in an Agreement. If amounts payable in respect of Distribution Equivalent Rights are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Distribution Equivalent Rights may be settled in cash or Units or a combination thereof, in a single installment or multiple installments, as determined by the Committee.
8.    Restricted Units; Phantom Units.
8.1    Restricted Units. The Committee may grant to Eligible Individuals Awards of Restricted Units, which shall be evidenced by an Agreement. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Unit certificates. Awards of Restricted Units shall be subject to the terms and provisions set forth below in this Section 8.1.
(a)    Rights of Participant. Restricted Units granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted provided that the Participant has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Units. At the discretion of the Committee, Units issued in connection with an Award of Restricted Units shall be deposited together with the stock powers with an escrow agent (which may be the Partnership) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Units to the escrow agent, the Participant shall have all of the rights of a unitholder with respect to such Units, including the right to vote the Units and to receive all distributions paid or made with respect to the Units.
(b)    Non-transferability. Until all restrictions upon Restricted Units awarded to a Participant shall have lapsed in the manner set forth in Section 8.1(c), such Units shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)    Lapse of Restrictions.
(i)    Generally. Restrictions upon Restricted Units awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine. The Agreement evidencing the Award shall set forth any such restrictions.
(ii)    Effect of Change in Control. The effect of a Change in Control on an Award of Restricted Units may be set forth in the applicable Agreement.
(d)    Treatment of Distributions. At the time an Award of Restricted Units is granted, the Committee may, in its discretion, determine that the payment to the Participant of distributions, or a specified portion thereof, made in respect of such Units by the Partnership shall be (i) deferred until the lapsing of the restrictions imposed upon such Units and (ii) held by the Partnership for the account of the Participant until such time. In the event that distributions are to be deferred, the Committee shall determine whether such distributions are to be reinvested in Units (which shall be held as additional Restricted Units) or held in cash. If deferred distributions are to be held in cash, there may be credited interest on the amount of the account at such times and at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred distributions in respect of Restricted Units (whether held in cash or as additional Restricted Units), together with interest accrued thereon, if any, shall be made upon the lapsing of restrictions imposed on the Units in respect of which the deferred distributions were made, and any distributions deferred (together with any interest accrued thereon) in respect of any Restricted Units shall be forfeited upon the forfeiture of such Units.
(e)    Delivery of Units. Upon the lapse of the restrictions on Restricted Units, the Committee shall cause a unit certificate or other evidence of issuance of Units to be delivered to the Participant with respect to such Restricted Units, free of all restrictions hereunder.
8.2    Phantom Unit Awards. The Committee may grant to Eligible Individuals, Phantom Units, which shall be evidenced by an Agreement. Each such Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine. Phantom Units shall be subject to the terms and provisions set forth below in this Section 8.2.
(a)    Payment of Awards. Each Phantom Unit shall represent the right of the Participant to receive a payment upon vesting of the Phantom Unit or on any later date specified by the Committee equal to the Fair Market Value of a Unit as of the date the Phantom Unit was granted, the vesting date or such other date as determined by the Committee at the time the Phantom Unit was granted. The Committee may, at the time a Phantom Unit is granted, provide a limitation on the amount payable in respect of each Phantom Unit. The Committee may provide for the settlement of Phantom Units in cash or with Units having a Fair Market Value equal to the payment to which the Participant has become entitled.
(b)    Effect of Change in Control. The effect of a Change in Control on an Award of Phantom Units shall be set forth in the applicable Agreement.
9.    Other Unit-Based Awards.
The Committee may grant Other Unit-Based Awards to any Eligible Individual on such terms and conditions as the Committee may determine in its sole discretion. Other Unit-Based Awards may be settled in cash or Units, as set forth in the applicable Agreement and as the Committee may determine in its sole discretion and may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Partnership.
10.    Effect of a Termination of Employment.
The Agreement evidencing the grant of each Award shall set forth the terms and conditions applicable to such Award upon (a) a termination or change in the status of the employment of the Participant by the Partnership, a Subsidiary or Parent of the Partnership, or a Division (including a termination or change by reason of the sale of any Subsidiary or Parent of the Partnership, or a Division), or (b) in the case of a Director, the cessation of the Director’s service on the Board, which shall be as the Committee may, in its discretion, determine at the time the Award is granted or thereafter.

11.    Adjustment Upon Changes in Capitalization.
11.1    In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to (a) the maximum number and class of Units or other stock or securities with respect to which Awards may be granted under the Plan and (b) the number and class of Units or other stock or securities, cash or other property which are subject to outstanding Awards granted under the Plan and the exercise price therefore, if applicable. Any adjustments to outstanding Awards are intended to be consistent with Section 409A.
11.2    If, by reason of a Change in Capitalization, a Participant shall be entitled to, or shall be entitled to exercise an Award with respect to, new, additional or different units or securities of the Partnership or any other corporation, such new, additional or different securities shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Units subject to the Award, prior to such Change in Capitalization.
11.3    The Awards hereunder shall not affect in any way the right or power of the Committee or the unitholders of the Partnership to make or authorize any adjustment, recapitalization, reorganization or other change in the Partnership’s capital structure or its business, any merger or consolidation of the Partnership, any issue of bonds, debentures, preferred or prior preference stock/units ahead of or affecting Units, the dissolution or liquidation of the Partnership, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.
12.    Effect of Certain Transactions.
12.1    Subject to the terms of an Agreement, following (a) the liquidation or dissolution of the Partnership or (b) a merger or consolidation of the Partnership (a “Transaction”), either (i) each outstanding Award, whether vested or unvested, shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Participant shall be entitled to receive in respect of each Unit subject to any outstanding Awards, whether vested or unvested, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property or other consideration that each holder of a Unit was entitled to receive in the Transaction in respect of a Unit; provided, however, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Awards prior to such Transaction.
12.2    Without limiting the generality of the foregoing, the treatment of outstanding Awards pursuant to clause (b)(i) of Section 12.1 in connection with a Transaction may include the cancellation of outstanding Awards upon consummation of the Transaction provided either (x) the holders of affected Options have been given a period of at least fifteen (15) days prior to the date of the consummation of the Transaction to exercise the Options (whether or not they were otherwise exercisable or vested) or (y) the holders of affected Awards are paid (in cash or cash equivalents) the following amounts: (A) in respect of each Unit underlying Options (whether or not they were otherwise exercisable or vested) being cancelled, an amount equal to the excess, if any, of the per unit price paid or distributed to unitholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion) over the exercise price of the Option; and (B) in respect of each Unit covered by Awards (whether vested or unvested) being cancelled, an amount equal to the per unit price paid or distributed to unitholders in the Transaction (the value of any non-cash consideration to be determined by the Committee in its sole discretion). For avoidance of doubt, the cancellation of Awards pursuant to clause (y) of the preceding sentence may be effected notwithstanding anything to the contrary contained in this Plan or any Agreement, and if the amount determined pursuant to clause (y) of the preceding sentence is zero or less, the affected Award may be cancelled without any payment therefor. The treatment of any Award as provided in this Section 12 shall be conclusively presumed to be appropriate for purposes of Section 11.
13.    Interpretation.
13.1    Section 16 Compliance. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
13.2    Compliance With Section 409A. All Awards granted under the Plan are intended either not to be subject to Section 409A of the Code or, if subject to Section 409A of the Code, to be administered, operated and construed in compliance with Section 409A of the Code and any guidance issued thereunder. Notwithstanding this or any other provision of the Plan to the contrary, the Committee may amend the Plan or any Award granted hereunder in any manner, or take any other action that it determines, in its sole discretion, is necessary, appropriate or advisable (including replacing any Award) to cause the Plan or any Award granted hereunder to comply with Section 409A and any guidance issued thereunder or to not be subject to Section 409A. Any such action, once taken, shall be deemed to be effective from the earliest date necessary to avoid a violation of Section 409A and shall be final, binding and conclusive on all Eligible Individuals and other individuals having or claiming any right or interest under the Plan.
14.    Termination and Amendment of the Plan or Modification of Awards.
14.1    Plan Amendment or Termination. The Board may at any time terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:
(a)    no such amendment, modification, suspension or termination shall impair or adversely alter any Awards theretofore granted under the Plan, except with the consent of the Participant, nor shall any amendment, modification, suspension or termination deprive any Participant of any Units which he or she may have acquired through or as a result of the Plan; and
(b)    to the extent necessary under any applicable law, regulation or exchange requirement, no other amendment shall be effective unless approved by the unitholders of the Partnership in accordance with applicable law, regulation or exchange requirement.
14.2    Modification of Awards. No modification of an Award shall adversely alter or impair any rights or obligations under the Award without the consent of the Participant.
15.    Non-Exclusivity of the Plan.
The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
16.    Limitation of Liability.
As illustrative of the limitations of liability of the Partnership, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:
(a)    give any person any right to be granted an Award other than at the sole discretion of the Committee;
(b)    give any person any rights whatsoever with respect to Units except as specifically provided in the Plan;
(c)    limit in any way the right of the Partnership or any of its Subsidiaries or Parents to terminate the employment of any person at any time; or
(d)    be evidence of any agreement or understanding, express or implied, that the Partnership will employ any person at any particular rate of compensation or for any particular period of time.
17.    Governing Law; Regulations and Other Approvals; Legends.
17.1    Except as to matters of federal law, the Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles thereof.
17.2    The obligation of the Partnership to sell or deliver Units with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

17.3    The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.
17.4    Each grant of an Award and the issuance of Units or other settlement of the Award is subject to the compliance with all applicable federal, state or foreign law. Further, if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Units issuable pursuant to the Plan is required by any securities exchange or under any federal, state or foreign law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Units, no Awards shall be or shall be deemed to be granted or payment made or Units issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee. Any person exercising an Option or receiving Units in connection with any other Award shall make such representations and agreements and furnish such information as the Board or Committee may request to assure compliance with the foregoing or any other applicable legal requirements.
17.5    Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Units acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, and is not otherwise exempt from such registration, such Units shall be restricted against transfer to the extent required by the Securities Act and Rule 144 or other regulations promulgated thereunder. The Committee may require any individual receiving Units pursuant to an Award granted under the Plan, as a condition precedent to receipt of such Units, to represent and warrant to the Partnership in writing that the Units acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under the Securities Act or pursuant to an exemption applicable under the Securities Act or the rules and regulations promulgated thereunder. The certificates evidencing any of such Units shall be appropriately amended or have an appropriate legend placed thereon to reflect their status as restricted securities as aforesaid.
17.6    Certificates for Units issued upon exercise or vesting of an Award shall bear such legend or legends as the Committee, in its discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Partnership and the Participant with respect to such Units.
18.    Miscellaneous.
18.1    Multiple Agreements. The Committee’s determination of the terms of each Award may differ from other Awards granted under the Plan at the same time, or at some other time, in either case with respect to Awards granted to the same Participant or different Participants, whether or not such Participants are similarly situated. The Committee may also grant more than one Award to a given Eligible Individual during the term of the Plan, either in addition to, or subject to Section 3.6, in substitution for, one or more Awards previously granted to that Eligible Individual.
18.2    Withholding of Taxes.
(a)    The Partnership and its Subsidiaries and Parents may withhold from any payment of cash or Units to a Participant or other person under the Plan an amount sufficient to cover any withholding taxes which may become required with respect to such payment or shall take any other action as it deems necessary to satisfy any income or other tax withholding requirements as a result of the grant or exercise of any Award under the Plan. The Partnership and its Subsidiaries and Parents shall have the right to require the payment of any such taxes and require that any person furnish information deemed necessary by the Partnership or any Subsidiary or Parent of the Partnership to meet any tax reporting obligation as a condition to exercise or before making any payment pursuant to an Award. If specified in an Agreement at the time of grant or otherwise approved by the Committee, a Participant may, in satisfaction of his or her obligation to pay withholding taxes in connection with the exercise, vesting or other settlement of an Award, elect to (i) make a cash payment to the Partnership, (ii) have withheld a portion of the Units then issuable to him or her, or (iii) surrender Units owned by the Participant prior to the exercise, vesting or other settlement of an Award, in each case having an aggregate Fair Market Value equal to the withholding taxes.
18.3    Plan Unfunded. The Plan shall be unfunded. Except for reserving a sufficient number of authorized Units to the extent required by law to meet the requirements of the Plan, the Partnership shall not be required to establish any special or separate fund or to make any other segregation of assets to assure payment of any Award granted under the Plan.

18.4    Beneficiary Designation. Each Participant may, from time to time, name one or more individuals (each, a “Beneficiary”) to whom any benefit under the Plan is to be paid in case of the Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Partnership, and will be effective only when filed by the Participant in writing with the Partnership during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
18.5    Right to Terminate Employment or Consultancy. Neither the adoption of the Plan nor the grant of Awards shall impose any obligations on the Partnership to continue the employment or engagement as a consultant of any Participant, nor shall it impose any obligation on the part of any Participant to remain in the employ of the Partnership, subject however to the provisions of any agreement between the Partnership and a Participant.
18.6    Relationship to Other Benefits. Any Awards under the terms of this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program unless specifically provided by any such plan or program.
18.7    Trusts, Etc. Nothing contained in the Plan and no action taken pursuant to the Plan (including, without limitation, the grant of any Award hereunder) shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Partnership and any Participant or the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Any reserves that may be established by the Partnership in connection with the Plan shall continue to be part of the general funds of the Partnership, and no individual or entity other than the Partnership shall have any interest in such funds until paid to a Participant. If and to the extent that any Participant or such Participant’s executor, administrator, or other personal representative, as the case may be, acquires a right to receive any payment from the Partnership pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Partnership.
18.8    Payment to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Committee, the Partnership and their employees, agents and representatives with respect thereto.
18.9    Ratification of Actions. By accepting any Award or other benefit under the terms of this Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant’s acceptance and ratification of, and consent to, any action taken under the terms of this Plan by the Board or the Committee.
18.10    Participant Loans Prohibited. Notwithstanding any other provision of the Plan to the contrary, no loans may be made to any Participant (whether on a recourse or non-recourse basis, or with or without interest) for the purpose of enabling a Participant to exercise any Option or Unit Appreciation Right or to otherwise pay any purchase price that may be due with respect to an Award.
18.11    Clawback Policies. Notwithstanding any other provision of the Plan to the contrary, Awards granted pursuant to the Plan are subject to the Partnership’s Policy for the Recovery of Erroneously Awarded Compensation, to the extent provided therein, and any other clawback and/or recoupment policy approved by the Board or the Committee (or other committee of the Board) from time to time, to the extent each is applicable to the Participant and/or any other Partnership recoupment policies or procedures that may be required under applicable law or otherwise adopted by the Partnership or incorporated into any other part of an Award (collectively, the “Clawback Policies”). The Participant’s execution or acceptance of an Agreement shall constitute the Participant’s acknowledgment that the Participant is subject to the Clawback Policies (as applicable) and that such Participant’s Award may be subject to recoupment to the extent provided in such Clawback Policies. Nothing herein shall be construed as limiting any right of the Partnership to impose additional restrictions or other conditions with respect to an Award.
18.12    Effective Date/Term. The effective date of the Plan shall be the date on which the Plan is approved by the affirmative vote of the holders of a majority of the securities of the Partnership present, or represented, and entitled to vote at a meeting of the unitholders duly held in accordance with the applicable laws of the State of Delaware (the “Effective Date”). The Plan shall terminate on the Termination Date. No Award shall be granted after the Termination Date. The applicable terms of the Plan, and any terms and conditions applicable to Awards granted prior to the Termination Date shall survive the termination of the Plan and continue to apply to such Awards.

CVR PARTNERS LP

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT on June 4, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UAN2025SM**

You may attend the Special Meeting via the internet and vote during the Special Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

If you encounter any difficulties accessing the virtual Special Meeting, please call the number that will be posted on the virtual Special Meeting login page.

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements and proxy cards electronically via email or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71741-S10296 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CVR PARTNERS, LP

THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF THE PARTNERSHIP UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2 AND 3:

	For	Against	Abstain
1. Approve the CVR Partners, LP 2025 Long-Term Incentive Plan ("LTIP Proposal").	☐	☐	☐
2. Ratify the appointment of Grant Thornton LLP as CVR Partners, LP's independent registered public accounting firm for 2025.	☐	☐	☐
3. Approve the adjournment or postponement of the Special Meeting, if necessary, to continue to solicit votes for the LTIP Proposal.	☐	☐	☐

NOTE: Such other matters as may properly come before the meeting or any adjournments or postponements thereof will be voted on by the proxy holders in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V71742-S10296

CVR PARTNERS, LP
SPECIAL MEETING OF UNITHOLDERS
June 5, 2025 10:00 AM (CDT)
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF THE PARTNERSHIP

The undersigned hereby appoints the following officers of the general partner, Dane J. Neumann, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary and Melissa M. Buhrig, Executive Vice President, General Counsel and Secretary, and each or any of them, with full power of substitution and revocation, to vote as proxies for the undersigned as herein stated at the Special Meeting of Unitholders of CVR Partners, LP (the "Partnership") to be held via live webcast at www.virtualshareholdermeeting.com/UAN2025SM on Thursday, June 5, 2025 at 10:00 a.m. (CDT), and at any adjournments or postponements thereof, according to the number of votes the undersigned would be entitled to vote if personally present, on the proposals set forth on the reverse hereof and in accordance with their discretion on any other matters that may properly come before the meeting or any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials.

IF THIS PROXY IS RETURNED WITHOUT DIRECTION BEING GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER OF THE PARTNERSHIP.

Continued and to be signed on reverse side